                                  EXHIBIT 21.1

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                             AS OF DECEMBER 31, 1999




NAME                                                              OWNERSHIP       JURISDICTION OF INC.

Lennox Industries Inc.                                            100%            Iowa
SEE ANNEX A

Heatcraft Inc                                                     100%            Mississippi
     Frigus-Bohn S.A. de C.V                                       50%            Mexico
         LGL de Mexico, S.A. de C.V                                 1%            Mexico
     Lennox Participacoes Ltda                                      1%            Brazil
         Frigo-Bohn do Brasil Ltda                                 99%            Brazil
     Livernois Engineering Co.                                    100%            Michigan

Armstrong Air Conditioning Inc.                                   100%            Ohio
       d/b/a Cooling & Heating Equipment
                 in Texas
     Jensen-Klich Supply Co.                                      100%            Nebraska
     Armstrong Distributors Inc.                                  100%            Delaware
              d/b/a PDI Supply Inc. in Florida
              d/b/a Hart-Greer in Alabama

Lennox Global Ltd.                                                100%            Delaware
     SEE ANNEX D

Lennox Commercial Realty Inc.                                     100%            Iowa

Heatcraft Technologies Inc.                                       100%            Delaware
     Lennox Industries                                              1%            United Kingdom
     Strong LGL Colombia Ltda                                      50%            Colombia
     LGL Peru S.A.C                                                10%            Peru

Excel Comfort Systems Inc.                                        100%            Delaware

LII Acquisition Corporation                                       100%            Delaware

                                     ANNEX A
                                       TO
                                  EXHIBIT 21.1

                       LENNOX INDUSTRIES INC. SUBSIDIARIES




                 NAME                                                OWNERSHIP        JURISDICTION OF INC.
                 d/b/a Lennox Hearth Products in California

                 Lennox Industries (Canada) Ltd.                     100%            Canada

                 Lennox Industries SW Inc.                           100%            Iowa

                 Hearth Products Inc.                                100%            Delaware
                      Superior Fireplace Company                     100%            Delaware
                             d/b/a FireCraft Technologies
                             in Tennessee and California
                      Marco Mfg., Inc.                               100%            California
                          Marcomp
                      Pyro Industries, Inc.                          100%            Washington
                      Securite Cheminees International Ltee          100%            Canada
                      -Cheminees Securite SARL                       100%            France
                      -Security Chimneys UK Limited                  100%            UK
                      Firecraft Technologies Inc.                    100%            Delaware
                      The Earth Stove, Inc.                          100%            Oregon

                 Products Acceptance Corporation                     100%            Iowa

                 Lennox Manufacturing Inc.                           100%            Delaware

                 Lennox Retail Inc.                                  100%            Delaware
                      -Lennox Canada Inc.                            100%            Canada
                          SEE ANNEX B

     Remainder of the Lennox Retail Inc. Subsidiaries are listed on ANNEX C

                                     ANNEX B
                                       TO
                                  EXHIBIT 21.1


                         LENNOX CANADA INC. SUBSIDIARIES

The following are all organized in Canada and owned 100% by Lennox Canada Inc.:

         Bradley Air Conditioning Limited
         Valley Refrigeration Limited
         Dearie Contracting Inc.
         Dearie Martino Contractors Ltd.
         Foster Air Conditioning Limited
         Bryant Heating & Cooling Co. Ltd.
         Montwest Air Ltd.
         Fahrhall Mechanical Contractors Limited
         Sipco Energies Ltd.
         MHR Home Comfort Center Ltd.
         Canadian Home Comfort Corp.
         Arpi's Industries Canada Ltd.
                  Arpi's Holdings Ltd.
                  Advance Mechanical Ltd.
         485237 B.C. Ltd.
                  Gandy Installations (1987) Ltd.
         GAIA Enterprises Inc.
                  Welldone Plumbing, Heating and Air Conditioning (1990) Ltd. 592490 British Columbia Ltd.
                  M.A.W. Heating & Air Conditioning Ltd.

                                     ANNEX C
                                       TO
                                  EXHIBIT 21.1

                         LENNOX RETAIL INC. SUBSIDIARIES


The following are all incorporated in the state indicated and owned 100% by Lennox Retail Inc.:

         D.A. Bennett, Inc. - New York
         Air Engineers, Inc. - Florida
         Industrial Building Services, Inc. - Florida
         Hobson Heating and Air Conditioning, Inc. - Georgia
         Calverley Air Conditioning & Heating Co., Inc. - Texas
         Air Experts, Inc. - Ohio
         Jebco Heating & Air Conditioning, Inc. - Colorado
         Air Systems of Florida, Inc. - Florida
         Gray Refrigeration, Inc. - Texas
         Airmasters Heating & Air Conditioning Co. - Michigan
         Cook Heating & Air Conditioning, Inc. - Michigan
         Cook Heating & Air Conditioning Co., Inc. - Indiana
         Andy Lewis Htg. & A/C of Charlotte, Inc. - North Carolina
         Andy Lewis Heating & Air Conditioning, Inc. - Georgia
         Sedgwick Sedgwick Heating & Air Conditioning Co. - Minnesota Shumate Mechanical Inc. - Delaware
         Gables Air Conditioning, Inc. - Florida
         Ryan Heating Co. Inc. - Delaware
         The October Group (d/b/a Greenwood Heating) - Washington
         Peitz Heating and Cooling, Inc. - South Dakota
         National Air Systems, Inc. - California
         Miller Refrigeration, A/C, & Htg. Co. - North Carolina
         John P. Timmerman Co. - Ohio
         Kiko Heating & Air Conditioning, Inc. - Ohio
         Wangsgaard A-Plus Refrigeration, Inc. - Utah
         Edison Heating and Cooling, Inc. - New Jersey
         Alliance Mechanical Heating & Air Conditioning, Inc. - California Controlled Comfort Inc. - Delaware
         Goldenseal Heating & Air Conditioning, Inc. - Illinois
         Cool Power Acquisition Inc. - Delaware

                                     ANNEX D
                                       TO
                                  EXHIBIT 21.1

                         LENNOX GLOBAL LTD. SUBSIDIARIES



                 NAME                                    OWNERSHIP         JURISDICTION OF INC.

                 d/b/a LGL Latin American
                            Operations in Florida
                 d/b/a Strong LGL International
                             in Florida

                 LGL Asia-Pacific Pte. Ltd.              100%              Rep. of Singapore

                 Fairco S.A.                             50%               Argentina

                 LGL Europe Holding Co.                  100%              Delaware
                      SEE ATTACHED ANNEX E

                 UK Industries Inc.                      100%              Delaware

                 LGL de Mexico, S.A. de C.V.             99%               Mexico

                 Lennox Participacoes Ltda.              99%               Brazil

                 Frigo-Bohn do Brasil Ltda.              1%                Brazil
                      McQuay do Brasil                   79%               Brazil
                          SIWA S.A.                      100%              Uruguay

                 Str. LGL Dominicana, S.A.               100%              Dominican Republic

                 Strong LGL Colombia Ltda.               50%               Colombia

                 LGL Belgium S.P.R.L.                    .4%               Belgium

                 LGL (Thailand) Ltd.                     100%              Thailand

                 LGL Peru S.A.C.                         90%               Peru

                 LGL Australia (US) Inc.                 100%              Delaware

                      SEE ATTACHED ANNEX F

                                    ANNEX E
                                       TO
                                  EXHIBIT 21.1
                      LGL EUROPE HOLDING CO. SUBSIDIARIES



NAME                                                   OWNERSHIP         JURISDICTION OF INC.

-LGL Holland B.V.                                      100%              Holland

-Ets. Brancher S.A.                                    70%               France
     -Frinotec S.A.                                    99.68%            France
     -LGL France                                       100%              France
         -Herac Ltd.                                   100%              United Kingdom
         -Friga-Coil S.R.O                             50%               Czech Republic

-LGL Germany GmbH                                      100%              Germany
     -Friga-Bohn Warmeaustauscher GmbH                 100%              Germany
     -Hyfra Ind. GmbH                                  99.9%             Germany
     -Ruhaak                                           100%              Germany
     -Refac Nord GmbH                                  100%              Germany
         -Refac West                                   100%              Germany

-Lennox Global Spain S.L.                              100%              Spain
     -ERSA                                             90.1%             Spain
         -Aldo Marine                                  70%               Spain
     -Lennox Refac, S.A.                               100%              Spain
         -Redi sur Andalucia                           70%               Spain
         -RefacPortugal Lda                            50%               Portugal

-LGL Belgium S.P.R.L.                                  99.6%             Belgium

-Refac B.V.                                            100%              Netherlands
     -R efac N.V                                       100%              Belgium
     -Refac Kalte-Klima Technik
         Vertriebs GmbH                                50%

-HCF Lennox Limited                                    100%              United Kingdom
        -Lennox Industries                             99%               United Kingdom

-Environheat Limited                                   100%              United Kingdom
     -West S.R.L.                                      100%              Italy

-Janka Radotin a.s.                                    100%              Czech Republic
     -Friga Coil s.r.o.                                50%               Czech Republic
     -Janka Slovensko, s.r.o.                          100%              Slovak Republic

                                    ANNEX F
                                       TO
                                  EXHIBIT 21.1

                      LGL AUSTRALIA (US) INC. SUBSIDIARIES



NAME                                                   OWNERSHIP         JURISDICTION OF INC.

LGL Co Pty Ltd                                         100%              Australia
     LGL Australia Investment Pty Ltd                  100%              Australia
         LGL Australia Finance Pty Ltd                 10%               Australia
     LGL Australia Finance Pty Ltd                     90%               Australia
         LGL Australia Holdings Pty Ltd                100%              Australia
              James N Kirby Pty Ltd                    100%              Australia

Lennox Australia Pty. Ltd.                             100%              Australia

LGL (Australia) Pty Ltd                                100%              Australia

LGL Refrigeration Pry. Ltd                             100%              Australia